Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made effective as of the 8th day of October, 2014

AMONG:

MYCELL TECHNOLOGIES LLC a corporation existing under the laws of the state of — whose principle place of business is located at 140 East Ridgewood Avenue, Suite 125, Paramus, NJ 07652;

(“Mycell”)

AND:

MCT BEVERAGE COMPANY, LLC, a corporation existing under the laws of the state of — whose principle place of business is located at 140 East Ridgewood Avenue, Suite 125, Paramus, NJ 07652;

(“MCT”)

(Mycell and MCT and jointly and individually referred to herein as the “Vendor”)

AND:

OMEGA BRANDS, INC., a corporation existing under the laws of the state of Nevada whose principle place of business is located at 5005 Interbay Blvd, Tampa, FL 33611 (the “Purchaser”)

(the “Purchaser”)

WHEREAS:

A. the Vendor formerly carried on the business of developing, producing, marketing and selling certain branded Omega-3 infused beverages and nutritional shots under the trade name Omega InfusionTM and related marks, (collectively, the “Omega Infusion Business”);

B. The Vendor owns and controls all right and title in and to certain proprietary formulas, trade-names, trade-secrets, trademarks, marketing materials, and internet domains related to the former Omega Infusion Business, including but not limited to those assets listed in Schedule “A” hereto (collectively the “Omega Infusion Assets”).

C. the Vendor has agreed to sell and assign, and the Purchaser has agreed to purchase, all of Vendor’s right and title in and to the Omega Infusion Assets of the Vendor; and

D. in consideration of the Omega Infusion Assets, the Purchaser has agreed to pay certain royalties to the Vendor, and to enter in that certain Emulsion Supply and Formulation Services Agreement with Oceans Omega LLC dated concurrently herewith (the “Supply Agreement”), upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For the purposes of this Agreement, the following definitions shall apply:

a.	“Affiliates” mean, with respect to a Person, any other Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person; For purposes of this definition “control” means the right, directly or indirectly (i) to exercise significant influence over another Person’s operating and financial policies or (ii) to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

b.	“Agreement” means this agreement, and all schedules and other documents attached to or referred to in this agreement, and all amendments and supplements, if any, to this agreement;

c.	“Closing” means the completion of the Transaction, in accordance with Article IX of this Agreement, at which the Closing Documents shall be exchanged by the Parties, except for those documents or other items specifically required to be exchanged at a later time;

d.	“Closing Date” shall have the meaning set forth in Section 9.5 of this Agreement;

e.	“Closing Documents” mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to Article IX of this Agreement;

f.	“Confidential Information” means all information pertaining to the Omega Infusion Assets,

g.	“Effective Date” means the effective date of this Agreement;

h.	“Event of Default” means any default on the part of the Vendor to in respect of its obligations hereunder continuing for twenty (20) days after delivery to the Vendor by or on behalf of the Purchaser of notice of such default, and unless such default is capable of cure but cannot be cured within such time frame and the Vendor is using reasonable commercial efforts to cure same in a timely fashion;

i.	“Formulae” means any and each of the proprietary beverage mixing formulae formerly or currently marketed under the brand known as “Omega Infusion”, owned or controlled by the Vendor and set forth on Schedule A.,. Notwithstanding the foregoing, the rights in and to the Formulae granted hereunder shall specifically exclude all right and title and license in and to the proprietary Omega-3 emulsions of Vendor, including without limitation, the emulsions known as INCON OTEC and LIFE’s DHA OTEC. Each Vendor and the Purchaser agrees that the Purchaser’s access to the Vendor Emulsions shall be governed by the Supply Agreement attached hereto as exhibit C;

j.	“Intellectual Property” means all rights and title under copyright or trademark, marketing materials, and all trade-names, designs, Technical Know-How, Patents and other intellectual property rights of any kind throughout the world, whether registered or not, and all physical embodiments thereof;

k.	“knowledge” means with respect to the representations and warranties of Vendor that refer to knowledge, to the knowledge of Volker Berl, Bruce Lipshutz and Frank Gallagi.

l.	“Net Proceeds” mean the gross amount received by Purchaser, or its Affiliates, or any of them, on each sale of the applicable Omega Infusion Assets less (i) discounts actually allowed, (ii) credits for claims, allowances, retroactive price reductions, (iii) duties, transportation and insurance, sales taxes or other governmental charges actually paid in connection with provision of good or services (but excluding what are commonly known as income taxes and value-added taxes).

m.	“Omega Infusion Assets” mean all assets listed in Schedule “A” hereto;

n.	“Party” or “Parties” mean each or collectively, respectively, the Purchaser and the Vendor;

o.	“Patents” mean all rights under any present or future patents and/or patent applications throughout the world, and shall include (i) any divisional, re-examination or renewal based on the said patents and /or patent applications, any patents which may issue on, from or as a result of any of the foregoing and any reissue of said patents, (ii) the sole and exclusive right to file, prosecute, maintain, and defend any of the foregoing which exist on the Effective Date;

p.	“Person” means a natural person or partnership (whether general or limited and whether domestic or foreign), limited liability company, foreign limited liability company, limited duration company, trust, estate, association, corporation, trust, estate, nominee or any other individual or entity in its own or any representative capacity or other entity.

q.	“Technical Know-How” means all published or unpublished research, development information, technical data, designs, formulas, prototypes, samples, plans, specifications, methods, processes, systems, trade secrets, empirical data, computer programs and any other information or documentation related to the Formulae and to the other Omega Infusion Assets, whether patentable or unpatentable, and whether in written, machine readable, oral form or drawing, and which exists at the Effective Date;

r.	“Third Party Intellectual Property” means all proprietary rights which exist at the Effective Date related to the Formulae and the Intellectual Property of the Omega Infusion Assets and not exclusively owned by or vested in the Vendor, whether under copyright, patent, trademark, trade secret or otherwise; and

s.	“Transaction” means the sale and assignment by the Vendor and the purchase by the Purchaser of the Omega Infusion Assets as provided in this Agreement.

ARTICLE II

SALE AND ASSIGNMENT

Section 2.1 Sale. Subject to the terms and conditions set forth in this Agreement, the Vendor hereby conveys, transfers and assigns to the Purchaser, 100% of the Vendor’s right, title and interest in and to Omega Infusion Assets.

Section 2.2 Vendor Emulsions. The Purchaser acknowledges and agrees that the Formulae purchased hereunder incorporates the use of Omega-3 emulsions of Vendor known as INCON OTEC and LIFE’s DHA OTEC (the “Vendor Emulsions”). The Purchaser acknowledges and agrees that nothing in this Agreement is intended to convey, transfer or assign to the Purchaser any right, title or license in or to the Vendor Emulsions, or any other emulsions.

Section 2.3 Delivery. Upon execution of this Agreement, subject to payment of the purchase price in accordance with Section 3.1, the Vendor shall promptly deliver to the Purchaser all physical embodiments (including but not limited to electronic copies) of the Omega Infusion Assets not previously delivered to the Purchaser prior to the Effective Date.

ARTICLE III

PURCHASE PRICE

Section 3.1 Purchase Price. In full consideration of all rights, title and interest granted by the Vendor to the Purchaser hereunder, and in consideration of the Vendor’s representations, warranties and covenants hereunder, the Purchaser agrees to pay to the Vendor the following compensation:

a.	Cash Compensation. $1 - payable by wire or cheque upon execution of this Agreement;

b.	Transaction Based Compensation. In the event of one or more sales, transfers, conveyances or assignments by the Purchaser (or any present or future Affiliate of the Purchaser), directly or indirectly to a non-controlled entity, in one or a series of transactions, of all or any part of the Omega Infusion Assets that utilize the Vendor emulsions (whether by sale or transfer or conveyance or assignment of rights, assets, equity ownership, merger, combination, licensing or otherwise), the Purchaser shall pay to the Vendor following the closing of any such transaction(s) fifteen percent (15%) of the net proceeds actually received by and vested in the Purchaser (or any present or future Affiliate or designee of the Purchaser) in respect of any such transactions (the “Transaction Based Compensation”). Any proceeds from issuance of equity by OBRANDS are specifically excluded from the definition of Transaction Based Compensation. The Transaction Based Compensation shall be payable as follows:

i. 15% of net proceeds consisting of cash shall be payable within 30 business days following Purchaser’s actual receipt thereof;

ii. 15% of net proceeds consisting of non-debt securities (stock, stock purchase warrants, or stock options) shall be payable, at the option of the Purchaser, within 30 days following purchasers actual receipt thereof, by either (A) transfer and assignment to the Vendor of the Vendor’s pro-rata share of applicable instruments or securities; or (B) by payment of equivalent cash value;

iii. 15% of net proceeds consisting of debt instruments (promissory notes), whether or not convertible into equity, shall be payable, at the Option of the Purchaser by either (A) transfer and assignment to the Vendor of the Vendor’s pro-rata share of applicable instruments or security within 30 days of the Purchaser’s receipt thereof; or (B) payment or transfer and assignment (as applicable) to the Vendor of the Vendor’s pro-rata share of the proceeds collected upon payment (or securities issued upon conversion) of the applicable debt instrument, within 30 days of the Purchaser’s receipt thereof;

iv. 15% of the value of proceeds consisting of intellectual, personal (other than securities) or real property shall be payable in cash within 120 days of Purchaser’s receipt thereof.

For the purposes of Section 3.1 (b) the cash value of equity securities shall be determined (i) where a public market exists for the securities, with reference to the average closing price of the securities (or applicable underlying securities) during the 20 trading days prior to the date upon which they are received by and vested in the Purchaser; or (ii) where no public market exists for the securities, with reference to the deemed value of the securities designated in the agreement by which they are acquired by the Purchaser. The cash value of real or personal property shall be determined with reference to the value of the property designated in the agreement by which it is acquired by the Purchaser.

c.	Notwithstanding the foregoing, the Purchaser shall be entitled to transfer any Omega Infusion Asset to any present or future Affiliate(s) of the Purchaser without liability to the Vendor pursuant to this Section 3.1 (a), provided, however, (i) that Purchaser and its Affiliate transferee shall provide Vendor within thirty (30) days’ after such transfer, written notice of any transfer, together with information concerning the transfer in writing in reasonable detail including the consideration thereof, (ii) that as a condition to any transfer(s) by Purchaser, in one or more or a series of transactions, (aa) the Affiliate(s) of Purchaser shall execute and deliver within 30 days to Vendor and other third party designated by Vendor, a written acknowledgement and irrevocable, unconditional continuing agreement in perpetuity of such Affiliate’s assumption of Purchaser’s obligation to pay Vendor, or other third party designated by the Vendor, the Transaction Based Compensation and to be bound by the other rights of Vendor set forth herein, and (bb) Purchaser shall provide a written, irrevocable and unconditional continuing guarantee in perpetuity to Vendor of the Affiliate’s obligation to pay Vendor, or other third party designated by Vendor, of the Transaction Based Compensation, and (iii) any sale, directly or indirectly, in one or a series of transactions, of Control of Purchaser or of any Affiliate(s) of Purchaser that is or become a transferee of all or any part of the Omega Infusion Assets that utilize Vendors emulsions, shall cause the Transaction Based Compensation to be payable to Vendor, or the designee of the Vendor, as provided hereinabove in accordance with above section 3.1 (b). The foregoing notice, assumption of payment and guarantee obligations and the audit rights set forth below shall be automatically valid and binding upon on all subsequent Affiliate transferees, if any, following the initial transfer from the Purchaser to the initial Purchaser Affiliate transferee.

In the event any of the Transaction Based Compensation is in the form of an earn-out, license royalties or similar compensation, then in any such event, (a) Vendor shall be provided by Purchaser and all Purchaser Affiliate Transferees with appropriate periodic (but not less frequently than on a calendar quarterly basis) and timely information and statements in reasonable detail as to the financial and other terms of the earn-out, license royalties or similar compensation and the calculation of such compensation covered by such information and statement, and (b) Vendor shall have the right to designate a PCAOB certified accounting firm to review and audit the books and records of the Purchaser and all Purchaser Affiliate transferees of the Omega Infusion Assets each year during normal business hours for as long as such compensation is payable and for a twelve (12) month period thereafter. Such audits shall be conducted at Vendor’s sole cost and expense, provided that if there is an error or discrepancy in excess of twenty percent (20%) of the amount due to Vendor, then Purchaser and all Purchaser Affiliate transferees shall promptly pay or reimburse Vendor for all of Vendor’s reasonable and documented out of pocket costs and expenses in conducting such audits. Purchaser and all Purchaser Affiliate transferee(s) shall provide reasonable cooperation in connection with such audits and promptly respond to all discrepancies as may be claimed by Vendors as a result of such audits. Vendor shall provide the Purchaser (or the Purchaser’s Affiliate Transferees, as applicable) with not less than 45 days’ notice prior to commencement of any audit.

d.	Emulsion Supply Agreement. As a condition precedent to, and in partial consideration to the Vendor for the sale of assets to the Purchaser set out in Section 2.1 of this Agreement, the Purchaser shall enter into the ”Supply Agreement.

ARTICLE IV

PROSECUTION, MAINTENANCE, AND ENFORCEMENT OF INTELLECTUAL PROPERTY

Section 4.1 Prosecution and Maintenance of Intellectual Property. The Purchaser may, at its own expense, register, file, prosecute, and maintain the Intellectual Property of the Omega Infusion Assets set forth in Schedule A in any jurisdiction(s) it so wishes, in its sole discretion. The Vendor shall at all times use reasonable commercial efforts to assist the Purchaser with the filing, prosecution, and maintenance of the Intellectual Property to the extent reasonably required by the Purchaser from time to time, provided the Purchaser pays the Vendor’s reasonable out of pocket expenses of such assistance.

Section 4.2 Enforcement of Intellectual Property.

a.	Notice of Infringement. Until payment of the Transaction Based Compensation, the Vendor shall notify the Purchaser in writing within thirty (30) business days of the Vendor becoming aware of any known or alleged infringement(s) of such Intellectual Property, and shall concurrently provide the Purchaser with any evidence of such infringement(s).

b.

Enforcement of the Intellectual Property. the Purchaser shall have the sole right, but not the obligation, to enforce any of such Intellectual Property against any third party. Until payment of the Transaction Based Compensation the Vendor agrees to join as a party plaintiff in any such action initiated by the Purchaser if reasonably requested by the Purchaser, at the sole cost of the Purchaser, and until payment of the Transaction Based Compensation, the Vendor shall use reasonable commercial efforts to assist the Purchaser as reasonably requested by the Purchaser from time to time at the Purchaser’s sole expense. All proceeds or other consideration (net of legal fees, lost business profits and documented expenses incurred by or on behalf of the Purchaser) received as a result of the Purchaser’s prosecuting such infringement claim shall be divided by and between the Parties with eighty five (85%) due to Purchaser and fifteen percent (15%) due to Vendor. The Purchaser shall be entitled to settle or resolve any infringement claim relating to the Intellectual Property without the consent of the Vendor.

Section 4.3 Further Assurances. On a continuing basis until payment of the Transaction Based Compensation resulting from a disposition of all or substantially all of the Omega Infusion Assets, the Vendor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Purchaser, to carry out the intent and purposes of this Agreement, provided that the Purchaser shall pay Vendor’s reasonable out of pocket expenses of such action.

Section 4.4 Protection of Formulae. Vendor shall at all times until payment of the Transaction Based Compensation use its reasonable commercial efforts to protect and preserve the security, confidentiality and value of the Formulae, and other confidential information related thereto. Without limiting the foregoing, the Vendor shall not disclose the contents of the Formulae except to those with a need to know basis for the purposes of fulfilling its obligations under this Agreement or the Supply Agreement, and provided that recipients of such disclosure have agreed in writing to perpetually maintain the confidentiality of such information.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Vendor Representations and Warranties. The Vendor, as of the date hereof, represents and warrants to the Purchaser and acknowledges that the Purchaser is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Purchaser, as follows:

a.	Organization and Good Standing. The Vendor is a company duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

b.	Authority. The Vendor has all necessary legal power, capacity and authority to enter into the documents, instruments (the “Vendor Documents”) and perform its obligations in connection and under this Agreement and the consummation of the transactions contemplated hereunder. The execution and delivery of each of the Vendor Documents by the Vendor and the consummation of the transactions contemplated hereby have been duly authorized by the Vendor’s board of directors. No other corporate or shareholder proceeding on the part of the Vendor is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Vendor Documents when executed and delivered by the Vendor as contemplated by this Agreement will be, duly executed and delivered by the Vendor and this Agreement is, and the other Vendor Documents when executed and delivered by the Vendor as contemplated hereby will be, valid and binding obligations of the Vendor enforceable in accordance with their respective terms except:

i.	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

ii.	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

iii.	as limited by public policy.

c.	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

i.	conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Omega Infusion Assets, the Vendor or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Omega Infusion Business, Vendor or any of its subsidiaries, or any of their respective material property or assets;

ii.	violate any provision of the Articles, Bylaws or any other documents of the Vendor, any of their respective subsidiaries or any applicable laws; or

iii.	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to the Vendor, any of their respective subsidiaries or any of their respective material property or assets.

d.	Actions and Proceedings. The Vendor has not received any oral or written claim or cease and desist letter, and is not subject to any threatened, pending or outstanding action, suit, claim, demand, injunction, judgment, order, decree, ruling, charge, settlement, or other dispute involving any Third Party Intellectual Property related to the Omega Infusion Assets, and there are no grounds for any claim: (i) alleging that the Omega Infusion Assets infringes upon or misappropriates any Third Party Intellectual Property; or (ii) challenging the title, inventoryship, validity, enforceability, or alleging misuse, of the Omega Infusion Assets.

e.	Filing, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other Person is necessary for the consummation by the Vendor of the Transaction contemplated by this Agreement or to enable the Purchaser to continue to conduct the Omega Infusion Business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

f.

Title to the Omega Infusion Assets. Except to the extent that such materials are non-proprietary and in the public domain, the Vendor has sole and full legal right, power and authority to sell, assign and transfer the Omega Infusion Assets free and clear from any and all liens, security interests, mortgages, charges, claims, encumbrances or other restrictions on title or transferability of any kind, and are not subject to divestment or rescission for any reason or cause to the Purchaser in accordance with the terms of this Agreement and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and there exists no agreement to create any lien, security interest, mortgage, charge, claim, encumbrance or other restriction on title or transferability of any kind over any of the Omega Infusion Assets.

g.	The Vendor has not granted to any third party any right or license:

i.	to file, prosecute, maintain, and defend any Patent or trademark in respect the Omega Infusion Assets, or any improvements thereupon;

ii.	to reproduce, make, have made, use, import, export, sell, lease or otherwise exploit any products based on the Omega Infusion Assets or any components thereof;

iii.	to provide or sell any service based upon or incorporating the Omega Infusion Assets;

iv.	to copy, translate or modify any copyright works relating to the Omega Infusion Assets;

v.	to otherwise practice or exploit the Omega Infusion Assets;

vi.	to make, practice or exploit any derivative works, improvements or other variations derived from or related to the Omega Infusion Assets; and

vii.	to assign, gift, sell, license, cross-license or otherwise dispose of any or all of the rights granted to the Purchaser hereunder to any person or entity.

h.	Intellectual Property and Know-How Necessary for the Business. Except as set forth in Schedule “B” hereto, all former and current employees and contractors of the Vendor have executed written contracts, agreements or other undertakings with the Vendor that assign all rights to any inventions, improvements, discoveries, or information relating to the Omega Infusion Assets of the Vendor. (No employee, director, officer or shareholder of the Vendor owns directly or indirectly in whole or in part, any Omega Infusion Asset. To the best knowledge of the Vendor, no employee or contractor of the Vendor has entered into any contract or agreement that requires the employee to transfer, assign, or disclose information concerning the employee’s work to anyone other than the Vendor.

i.	Employees and Consultants. To the knowledge of the Vendor, no employee of the Vendor is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the Omega Infusion Assets. To the knowledge of the Vendor, no employee or consultant in its employ, or affiliate, associate or Person of any kind with which the Vendor has had a commercial relationship has used the Omega Infusion Assets other than in the course of that party’s work for the Vendor.

j.	Material Contracts and Transactions. There is no material contract, agreement, license, permit, arrangement, commitment, instrument or contract relating to the Omega Infusion Assets to which the Vendor is a party (each, a “Contract”).

k.	Assertion of Rights. The Vendor has not asserted any claim of infringement, misappropriation or misuse by any third party in respect of the Formulae or the other Omega Infusion Assets and, to the the knowledge of the Vendor, there are no grounds for any such claims.

l.	Preservation. To the Vendor’s knowledge, there have been no disclosures of the Formulae to third parties without a confidentiality agreement. The Vendor has not applied for any Patents for the Omega Infusion Assets. The Vendor has taken all reasonable measures to protect and preserve the security, confidentiality and value of the Omega Infusion Assets, including without limitation all trade secrets and other confidential information constituting a part thereof.

Section 5.2 Purchaser Representations and Warranties. The Purchaser, as of the date hereof, represents and warrants to the Vendor and acknowledges that the Vendor is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Vendor, as follows:

a.	Organization and Good Standing. The Purchaser is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. The Purchaser is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of the Purchaser.

b.	Authority. The Purchaser has all necessary legal power to enter into the documents, instruments (the “Purchaser Documents”) and perform its obligations under this Agreement and has taken all necessary corporate action under the laws of the jurisdiction of its incorporation and its certificate of incorporation and bylaws to authorize the execution of this Agreement and the consummation of the transactions contemplated hereunder. The execution and delivery of each of the Purchaser Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of the Purchaser is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Purchaser Documents when executed and delivered by the Purchaser as contemplated by this Agreement will be, duly executed and delivered by the Purchaser and this Agreement is, and the other Purchaser Documents when executed and delivered by the Purchaser as contemplated hereby will be, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except:

i.	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

ii.	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

iii.	as limited by public policy.

c.	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

i.	conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Purchaser under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its material property or assets;

ii.	violate any provision of the applicable incorporation or charter documents of the Purchaser; or

iii.	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to the Purchaser or any of its material property or assets.

d.	Actions and Proceedings. To the best knowledge of the Purchaser, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of the Purchaser, threatened against the Purchaser which involves any of the business, or the properties or assets of the Purchaser that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of the Purchaser taken as a whole (a “Purchaser Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Purchaser Material Adverse Effect.

Section 5.3 Disclaimer. It is the explicit intent and understand of each Party that neither the Vendor nor any of Vendor’s Affiliates is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement. Except for the representations and warranties specifically set forth in this Agreement, the Omega Infusion Assets are being sold “as is” and “where is”. The express terms of this Agreement are in lieu of warranties, conditions, undertakings, terms and obligations implied statute, case law, trade usage, course of dealing or otherwise all of which are excluded to the fullest extent permitted by law. Without limiting the foregoing, except as set forth in this Article V, the Parties expressly disclaim all other representations and warranties of any kind or nature, express or implied, including, without limitation, any relating to merchantability and fitness for a particular purpose, or any relating to the financial condition, results of operations, assets or liabilities of Vendor. Further Vendor makes no representation, warranty or covenant of any kind with respect to any projections, estimates or budgets heretofore delivered to or made available to Purchaser or its Affiliates, or their respective auditors or other agents or representatives of future revenues, expenses, expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Vendor, the Omega Infusion Assets, the former Omega Infusion Business, or future business and operations.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnity of the Vendor. The Vendor and its Affiliates will indemnify and hold harmless the Purchaser and each and all of its directors, officers, employees, agents, Affiliates, successors and assigns, together with each and all of their respective directors, officers, employees, agents, successors and assigns (each and all of the foregoing being referred to collectively as the “Purchaser Indemnitees”) from and against any and all claims, losses, liabilities, damages, costs, obligations, assessments, penalties and interest, demands, actions, and expenses (including actual attorneys’ fees), whether direct or indirect, known or unknown, absolute or contingent, including, without limitation, settlement costs and any legal, accounting, and other expenses for investigation or defending any actions or threatened actions (collectively, “Loss”) which Purchaser Indemnitees may suffer or incur by reason of any misrepresentation, or non-fulfilment of any covenant, on the part of the Vendor under this Agreement, or from any misrepresentation in, or omission from, any certificate, or other instrument, furnished, or to be furnished, to the Purchaser in relation to this Agreement.

Section 6.2 Indemnity of the Purchaser. The Purchaser and its Affiliates will indemnify and hold harmless the Vendor and all of its directors, officers, employees, agents, Affiliates, successors and assigns, together with each and all of their respective directors, officers, employees, agents, successors and assigns ( each and all of the foregoing being referred to collectively as the “Vendor Indemnitees”) from and against any and all Loss which the Vendor Indemnitees may suffer or incur by reason of any misrepresentation, or non-fulfilment of any covenant, on the part of the Purchaser under this Agreement, or from any misrepresentation in, or omission from, any certificate, or other instrument, furnished, or to be furnished, to the Vendor in relation to this Agreement.

Section 6.3 Indemnification Procedures.

a.	The Party seeking indemnification (the “Indemnified Party”) pursuant to this Article VI shall promptly notify the indemnifying party (the “Indemnifying Party”), in writing, of such claim describing such claim in reasonable detail; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless and only to the extent it is actually prejudiced thereby.

b.	The Indemnifying Party shall have the right within thirty (30) days after receipt of such notice to take control, through counsel of its own choosing (but reasonably acceptable to the Indemnified Party) and at its own cost and expense, the settlement, or defense thereof unless: (i) the Indemnifying Party is also a party to the proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate; or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such proceeding, and provide indemnification with respect thereto. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed, or conditioned), settle or compromise any action, unless such settlement or compromise includes an unconditional release of the Indemnified Party. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle, or compromise the claim but shall not pay or settle any such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed, or conditioned).

c.	The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement, or discharge of any claim in respect of which indemnity is sought pursuant to this Article VI, including, without limitation, providing the other Party with reasonable access to employees and officers (including as witnesses) and other information. The remedies provided in this Article VI shall not be exclusive of or limit any other remedies that may be available to the Indemnified Parties.

d.	No Party shall be entitled to indemnification from the other Party for any Loss arising out of relating to the willful misconduct, gross negligence or bad faith of the Party seeking indemnification.

Section 6.4 Notwithstanding anything in this Agreement to the contrary, neither Party shall be liable to the other Party for any indirect, special, incidental, or consequential damages of any kind or type including, without limitation, loss of revenue, profits, use, savings or economic advantage or opportunity.

Section 6.5 The total liability of Vendor under or arising out of this Agreement shall not exceed the amount of the Transaction Based Compensation.

ARTICLE VII

CONFIDENTIAL INFORMATION

Section 7.1 Confidentiality. The Vendor agrees that, as of the Effective Date, all Confidential Information shall remain the exclusive property of the Purchaser. Accordingly, the Vendor agrees not to disclose any Confidential Information and to maintain such Confidential Information in strictest confidence, to take all reasonable precautions to prevent its unauthorized dissemination and to refrain from sharing any of the Confidential Information with any third party (i) except those with a “need to know” and solely in connection with the permitted uses by the Vendor (as applicable) of the Confidential Information; or (ii) except as required by court order or other legal process; or (iii) except as may be publicly disclosed or come into the public domain through no fault of the Vendor. The Vendor expressly acknowledges that in the event of a breach by them of any terms of this Agreement, the Purchaser will be caused irreparable injury which cannot be adequately compensated by money damages. Accordingly, the Purchaser shall be entitled to obtain injunctive relief, in addition to any other rights or remedies which the Purchaser may have, to enforce the terms of this Agreement and prevent disclosure of Confidential Information.

ARTICLE VIII

TERM AND TERMINATION

Section 8.1 Term. This Agreement shall commence on the Effective Date and shall continue in perpetuity, provided, however, that the representations and warranties of the Vendor are given and effective on the Closing Date, and are not intended to survive or be continuing representations and warranties thereafter. Notwithstanding anything in this Agreement to the contrary, any action, suit or proceeding thereon that may be commenced Purchaser against Vendor shall be limited to a period of three (3) years from the Closing Date.

Section 8.2 Waiver. The failure of either Party to exercise any rights or remedies to which it is entitled shall not be deemed to be a waiver of or otherwise affect, impair, or prevent the non-breaching Party from exercising any rights or remedies to which it may be entitled, arising either from the happening of any such event, or as a result of the subsequent happening of the same or any other event or events provided forth herein.

ARTICLE IX

CLOSING

Section 9.1 Closing. The Closing shall take place on the Closing Date at such location as agreed to by the Parties.

Section 9.2 Closing Deliveries of the Vendor. At Closing, the Vendor shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to the Purchaser:

a.	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of the Vendor evidencing approval of this Agreement and the Transaction;

b.	any legally necessary documents to complete the transactions hereby, each duly executed by the Vendor, as required to give effect to the Transaction;

c.	the resolutions required to effect the changes contemplated in this Agreement; and

Section 9.3 Closing Deliveries of the Purchaser. At Closing, the Purchaser shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to the Vendor:

a.	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of the Purchaser evidencing approval of this Agreement and the Transaction; and

b.	any legally necessary documents to complete the transactions contemplated hereby, each duly executed by the Purchaser, as required to give effect to the Transaction.

Section 9.4 Financial Statement Requirements. The Vendor acknowledges that the Purchaser is a public reporting company in the United States and, as a result of the Transaction, will be required to prepare and file with the Securities and Exchange Commission financial statements pursuant to Rule 3-05 of Regulation S-X and pro forma financial information pursuant to Article 11 of Regulation S-X (the “Financial Statements”). Accordingly, between the execution of this Agreement and the Closing Date, the Vendor agrees to promptly provide to the Purchaser all information concerning the Omega Infusion Business and Omega Infusion Assets reasonably requested by the Purchaser in order to prepare the requisite financial statements and information.

Section 9.5 Closing Date. The Closing Date shall be a date mutually agreed upon by the Parties in writing and which shall, in any event, follow and be subject to the prior completion of the Financial Statements.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Independent Contractor. The relationship of the Parties is that of independent contractors. Neither Party nor any of their respective employees, agents or contractors shall by reason of this Agreement be deemed an employee, agent or joint venture of the other Party.

Section 10.2 Notices. All notices required or permitted hereunder must be made in writing, in the English language, and will be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party or Parties set forth above (or at such other address as such Party may designate by written notice to all other Parties in accordance herewith).

Section 10.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof. The Parties hereby agree to the exclusive subject matter and personal jurisdiction of the federal and state courts located in the city of New York, New York for all matters arising from this Agreement and hereby irrevocably waive any defense of inconvenient forum or similar defenses.

Section 10.4 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, such provision shall be reformed only to the extent necessary to effect the original intentions of the Parties, and all remaining provisions shall continue in full force and effect.

Section 10.5 Assignment. This Agreement may be assigned by the Purchaser in its sole discretion. This Agreement may not be assigned by the Vendor and attempted assignment or delegation of this Agreement by the Vendor without the written approval of the Purchaser shall be void.

Section 10.6 Force Majeure. Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes or any other cause which is beyond the reasonable control of such Party.

Section 10.7 Advice of Counsel; Expenses. Each Party has been advised, and is hereby advised, to seek the representation of separate and independent counsel for the transactions contemplated herein prior to executing this Agreement. Each Party shall pay its own costs and expenses involved with or arising out of Purchaser’s investigation of the Omega Infusion Assets, and the negotiation and execution of this Agreement and the Transaction.

Section 10.8 Further Assurances. Each Party agrees to do and perform or cause to be done and performed all such further acts and to execute and deliver all such other agreements, certificates, instruments and documents as any other Party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.9 Binding Effect. This Agreement shall enure to the benefit of, and be binding upon, the Parties hereto and their respective heirs, executors and successors.

Section 10.10 Modification. Any modification or amendment of this Agreement will be effective only if it is in writing and signed by the Vendor and the Purchaser.

Section 10.11 Construction. The captions and titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing this Agreement, and all language in all parts of this Agreement shall be construed simply and in accordance with its fair meaning, and not strictly for or against any Party.

Section 10.12 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or emailed PDF), each of which, shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Section 10.13 Entire Agreement; No Third Party Beneficiary. This Agreement together with any attachments, schedules and exhibits, constitute the entire agreement of the Parties with respect to the subject matter of this Agreement. This Agreement supersedes any and all agreements, whether oral or written, between the Parties to this Agreement with respect to the subject of this Agreement. Except as otherwise expressly provided herein, this Agreement may be modified only by a writing signed by an authorized representative of each Party. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any right or remedy under or by reason of this Agreement, nor shall this Agreement confer any such third party right or remedy.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized agents as of the day and year first above written.

OMEGA BRANDS INC.

/s/ Jim Dickson
Per: Jim Dickson, CEO and President

MCT BEVERAGE COMPANY, LLC

/s/ Frank Gallagi
Per: Frank Gallagi, CFO

MYCELL TECHNOLOGIES LLC

/s/ Frank Gallagi
Per: Frank Gallagi, CFO

SCHEDULE “A”

OMEGA INFUSION ASSETS

	Identification of Asset:							Brief Description of Asset:
1.	Omega Infusion Enhanced Water							Brand/Trademark
2.	Omega Infusion Enhanced Water:							Mixing Formula
3.	Omega Infusion Shot							Brand/Trademark
4.	Omega Infusion Shot							Mixing Formula
5.	Omega Infusion							Trademark
6.	Omega Infusion
URL’s
	Domain Name	TLD	Exp. Date	Status	Privacy	Locked	Auto Renew

	BUYOMEGAINFUSION.COM	.com	03/13/15	Active	Public	Locked	On

	DRINKOMEGAINFUSION.COM	.com	06/06/14	Active	Public	Locked	On

	OMEGAINFUSED.COM	.com	06/06/15	Active	Public	Locked	On

	OMEGAINFUSED.INFO	.info	05/28/14	Active	Public	Locked	Off

	OMEGAINFUSED.NET	.net	05/28/14	Active	Public	Locked	Off

	OMEGAINFUSED.ORG	.org	05/28/14	Active	Public	Locked	Off

	OMEGAINFUSION.COM	.com	06/06/15	Active	Public	Locked	On

	OMEGAINFUSIONDRINKS.COM	.com	06/06/15	Active	Public	Locked	On

	OMEGAINFUSIONDRINKS.INFO	.info	05/28/14	Active	Public	Locked	Off

	OMEGAINFUSIONDRINKS.NET	.net	05/28/14	Active	Public	Locked	Off

	OMEGAINFUSIONDRINKS.ORG	.org	05/28/14	Active	Public	Locked	Off

	OMEGAINFUSIONONLINE.COM	.com	03/13/15	Active	Public	Locked	On

	OMEGAINFUSIONSHOTS.COM	.com	06/06/15	Active	Public	Locked	On

	OMEGAINFUSIONSHOTS.INFO	.info	05/28/14	Active	Public	Locked	Off

	OMEGAINFUSIONSHOTS.NET	.net	05/28/14	Active	Public	Locked	Off

	OMEGAINFUSIONSHOTS.ORG	.org	05/28/14	Active	Public	Locked	Off

	OMEGAINFUSIONWATER.COM	.com	06/06/15	Active	Public	Locked	On

	OMEGAINFUSIONWATER.INFO	.info	05/28/14	Active	Public	Locked	Off

	OMEGAINFUSIONWATER.NET	.net	05/28/14	Active	Public	Locked	Off

	OMEGAINFUSIONWATER.ORG	.org	05/28/14	Active	Public	Locked	Off

URL’s managed by GoDaddy.com

SCHEDULE “B”

EMULSION SUPPLY AND FORMULATION SERVICES AGREEMENT